[LOGO OMITTED]                             FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900  FAX
                                           www.foleylardner.com

                                           CLIENT/MATTER NUMBER
                                           034855-0101

                                October 29, 2003

Lotsoff Capital Management Equity Trust
20 North Clark Street
34th Floor
Chicago, Illinois 60602-4109

Ladies and Gentlemen:

     We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of units of beneficial interest (such units of beneficial interest being hereinafter referred to as "Shares") in the Lotsoff Capital Management Equity Trust in the manner set forth in the Registration Statement to which reference is made. In this connection we have examined: (a) the Registration Statement on Form N-1A; (b) your Certificate of Trust, Agreement and Declaration of Trust and Bylaws, as amended to date; (c) trust proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion (a) that the Shares when sold as contemplated in the Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                               Very truly yours,

                                               /s/ Foley & Lardner

                                               FOLEY & LARDNER

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